Exhibit 99


HARBOR FLORIDA BANCSHARES, INC. ANNOUNCES
FOURTH QUARTER EARNINGS INCREASE

FOR IMMEDIATE RELEASE: OCTOBER 14, 2005

         (Fort Pierce, FL) Harbor Florida Bancshares, Inc. ("the Company") (NASDAQ-HARB), the holding company for Harbor Federal Savings Bank ("the Bank"), announced today that diluted earnings per share for its fourth fiscal quarter ended September 30, 2005, increased 6.3% to 51 cents per share on net income of $12.0 million, compared to 48 cents per share on net income of $11.1 million for the same period last year. Diluted earnings per share for the year ended September 30, 2005 increased 11.9% to $1.98 per share on net income of $46.2 million, compared to $1.77 per share on net income of $41.0 million for the same period last year. The increases for both the quarter and fiscal year to date were predominately due to increased net interest income, resulting from an increase in average interest-earning assets due primarily to originations of loans. This growth was funded primarily with deposits and repayments of mortgage-backed securities.

         The Company also announced today that its Board of Directors declared a quarterly dividend of 20 cents per share for the quarter ending September 30, 2005. The dividend is payable November 18, 2005 to shareholders of record as of October 28, 2005.

FINANCIAL CONDITION

         Total assets increased to $3.012 billion at September 30, 2005, from $2.627 billion at September 30, 2004. Total net loans increased to $2.276 billion at September 30, 2005, from $1.891 billion at September 30, 2004. Total deposits increased to $2.056 billion at September 30, 2005, from $1.745 billion at September 30, 2004.

         Total net loans increased 20.3% due primarily to net increases of $191.0 million in residential one-to-four family mortgage loans, $108.9 million in land loans, $33.1 million in nonresidential mortgage loans, $37.4 million in consumer loans, and $16.7 million in commercial business loans for the year ended September 30, 2005. These increases were due to strong loan originations during the year as a result of increased expansion and growth in the Bank's primary markets. When comparing originations for the year ended September 30, 2005 to the same period last year, residential one-to-four mortgage loan originations increased 28.5% to $964.6 million. Consumer loan originations increased 18.3% to $192.3 million. Commercial business loan originations increased 26.3% to $62.1 million. Commercial real estate loan originations increased 10.3% to $269.3 million.

         Deposits grew 17.9% during the year ended September 30, 2005 to $2.056 billion due to a net increase of $182.0 million in certificate accounts and $129.4 million in core deposits (transaction and passbook accounts). This increase reflects the Company's emphasis on growing deposits to fund loans and growth in the Company's market area. During the first quarter of its 2005 fiscal year, the Company had significant growth in transaction accounts, primarily attributable to short-term accumulation of disaster relief funds and insurance proceeds for the purpose of repairs to properties by homeowners and businesses. The Company continues to emphasize growth in transaction accounts. In the fourth quarter of its 2005 fiscal year, the Company began selective programs to attract additional certificate accounts as a longer term, fixed-rate funding source to offset anticipated increases in rates. The increase in certificate accounts was due to these programs and customers' increased preference for longer-term deposit products in a higher interest rate environment.

RESULTS OF OPERATIONS

         Net interest income increased 15.2% to $28.2 million for the quarter ended September 30, 2005, from $24.5 million for the quarter ended September 30, 2004. This increase was primarily a result of a 13.1% increase in average interest-earning assets over the comparable period in 2004. Average total loans increased by $371.7 million, reflecting strong loan originations as a result of expansion and growth in the Bank's primary markets. The average balance of core deposits, certificate accounts and FHLB advances increased $140.6 million, $129.8 million and $43.1 million, respectively. The average balance of mortgage-backed securities decreased $51.9 million. The average balance of core deposits increased slightly to 51.6% of total average deposits from 51.5% for the same quarter last year. During the quarter ended September 30, 2005, the Company's earnings were negatively impacted by a reduction in the rate of dividends declared on capital stock by the Federal Home Loan Bank of Atlanta. The reduced dividend rate lowered pre-tax earnings and after-tax earnings by $98,000 and $60,000, respectively, when compared to the three months ended June 30, 2005.

         Provision for loan losses was $464,000 for the quarter ended September 30, 2005, compared to $350,000 for the quarter ended September 30, 2004. The provision for the quarter ended September 30, 2005 was principally comprised of a charge of $305,000 due to increased credit risk resulting from growth in the loan portfolio, an increase of $152,000 due to an increase in the level of classified loans and $7,000 in charge-offs.

         Other income increased to $6.7 million for the quarter ended September 30, 2005, compared to $5.6 million for the quarter ended September 30, 2004. This increase was due primarily to increases of $604,000 in loan and deposit-related fees and service charges, $476,000 in gain on disposal of premises and equipment and $103,000 in gain on sale of mortgage loans. The increase in deposit-related fees and service charges was primarily due to growth in transaction accounts. The gain on disposal of premises and equipment included the sale of business property and insurance proceeds received on hurricane damaged premises and equipment.

         Other expense increased to $14.7 million for the quarter ended September 30, 2005, from $12.6 million for the quarter ended September 30, 2004. This increase was due primarily to increases of $975,000 in compensation and benefits, $264,000 in occupancy, $184,000 in professional fees, $191,000 in data processing services, and $377,000 in other. The increase in compensation and benefits was primarily due to additional staff required to support the growth in loans and deposits and a $278,000 increase in pension expense. The increases in occupancy and data processing services were primarily due to growth in loans and deposits. The increase in professional fees was due to additional expense related to compliance with the Sarbanes-Oxley Act of 2002 and the Bank Secrecy Act. The increase in other was due primarily to a $368,000 reduction in the quarter ended September 30, 2004 of an accrual established in a previous quarter based on the settlement of an issue with the IRS related to the Company's Employee Stock Ownership Plan (ESOP).

         Income tax expense was $7.7 and $6.0 million for the quarters ended September 30, 2005 and 2004. The effective tax rate was 39.2% for the quarter ended September 30, 2005 and 35.1% for the same period last year. The increase in the tax rate for 2005 was primarily due to the tax benefit derived in the prior year from the settlement with the IRS in connection with the ESOP.

ASSET QUALITY

         Asset quality improved as nonperforming loans decreased to $2.2 million at September 30, 2005 from $3.0 million at September 30, 2004. Net charge-offs for the quarter ended September 30, 2005 were $7,000 compared to $2,000 for the same period last year. The ratio of the allowance for loan losses to total net loans decreased to .87% as of September 30, 2005, from .94% for the same period last year. The allowance for loan losses remains sufficient to cover losses inherent in the loan portfolio.

BRANCH EXPANSION

         Harbor Federal is expanding its branch network to include two new branches in Sanford and one new branch in Clermont on State Route 50. All three branches are scheduled to open during the first fiscal quarter of 2006. In the second fiscal quarter, Harbor Federal will open new branch facilities for its Virginia Avenue branch in Fort Pierce.

TREASURY STOCK REPURCHASES

         Harbor Florida Bancshares, Inc.'s Board of Directors approved an extension of the Company's stock repurchase plan to October 13, 2006, permitting the Company to acquire up to 1,200,000 shares of its common stock, subject to market conditions. The Company has repurchased 465,200 shares under the current stock repurchase program. As of September 30, 2005, the Company has a total of 8,022,182 shares held as treasury stock.

         Harbor Federal is located in Fort Pierce, Florida and has 37 offices located in a seven-county area of East Central Florida. Harbor Florida Bancshares, Inc. common stock trades on the NASDAQ National Market under the symbol HARB.

         Financial highlights for Harbor Florida Bancshares, Inc. are attached.

CONTACT: Michael J. Brown, Sr., President, (772) 460-7000; H. Michael Callahan, CFO, (772) 460-7009; or Toni Santiuste, Investor Relations, (772) 460-7002; http://www.harborfederal.com.

HARBOR FLORIDA BANCSHARES, INC.
                                               September 30,   September 30,
                                                   2005            2004
                                                   ----            ----
                                                      (In Thousands)
Selected Consolidated Financial Data:
    Total assets                              $ 3,012,185     $ 2,627,109

    Loans, gross                                2,295,609       1,908,971
    Allowance for loan losses                      19,748          17,802
     Net loans                                  2,275,861       1,891,169

    Loans held for sale                            10,695           2,438
    Interest-bearing deposits                      23,689           7,053
    Investment securities                         128,871         130,200
    Mortgage-backed securities                    388,458         443,060
    Goodwill                                        3,591           3,591
    Deposits                                    2,056,307       1,744,830
    FHLB advances                                 595,473         553,492
    Stockholders' equity                          320,511         286,644
    # of common shares outstanding                 23,977          23,789





                                                                   Three months ended               Twelve months ended
                                                                     September 30,                    September 30,
                                                                     -------------                    -------------
                                                                  2005            2004             2005            2004
                                                                  ----            ----             ----            ----
                                                                           (In Thousands Except per Share Data)
Selected Consolidated Operating Data:
    Interest income                                           $  44,158        $  36,843        $ 164,885        $ 142,085
    Interest expense                                             15,971           12,385           56,065           47,426
                                                               --------         --------         --------         --------
    Net interest income                                          28,187           24,458          108,820           94,659
    Provision for loan losses                                       464              350            1,915            1,652
                                                               --------         --------         --------         --------

    Net interest income after provision for loan losses          27,723           24,108          106,905           93,007
    Other Income:
      Fees and service charges                                    4,639            4,035           16,718           14,889
      Insurance commissions and fees                                843              863            3,237            3,391
      Gain on sale of mortgage loans                                656              553            2,289            2,260
      Gain on disposal of premises and equipment                    476                -              800              334
      Gain on sale of equity securities                               -                -                -            1,997
      Gain on sale of debt securities                                 -                -               41              248
      Other                                                          76              107              354              428
                                                               --------         --------         --------         --------
    Total other income                                            6,690            5,558           23,439           23,547
    Other expenses:
      Compensation and benefits                                   8,330            7,356           31,773           29,192
      Occupancy                                                   2,187            1,922            7,823            7,032
      Other                                                       4,144            3,279           14,803           13,643
                                                               --------         --------         --------         --------
    Total other expenses                                         14,661           12,557           54,399           49,867
                                                               --------         --------         --------         --------
    Income before income taxes                                   19,752           17,109           75,945           66,687
    Income tax expense                                            7,740            6,002           29,749           25,691
                                                               --------         --------         --------         --------
    Net income                                                $  12,012        $  11,107        $  46,196        $  40,996
                                                               ========         ========         ========         ========

    Net income per share:
      Basic                                                   $    0.52        $    0.49        $    2.03        $    1.81
      Diluted                                                 $    0.51        $    0.48        $    1.98        $    1.77


    Weighted average shares outstanding
      Basic                                                      22,953           22,651           22,811           22,618
      Diluted                                                    23,437           23,203           23,276           23,155

HARBOR FLORIDA BANCSHARES, INC.

                                                      Three months ended             Twelve months ended
                                                         September 30,                   September 30,
                                                         -------------                   -------------
                                                        2005       2004                 2005       2004
                                                        ----       ----                 ----       ----
Selected Financial Ratios:
  Performance Ratios:
  Return on average assets (1)                          1.61 %      1.69 %              1.61 %     1.64 %
  Return on average stockholders' equity (1)           15.14 %     15.73 %             15.31 %    15.06 %
  Book value per share                               $ 13.37     $ 12.05            $  13.37    $ 12.05
  Net interest rate spread (1)                          3.79 %      3.73 %              3.78 %     3.73 %
  Net interest margin (1)                               3.99 %      3.92 %              3.96 %     3.93 %
  Non-interest expense to average assets (1)            1.96 %      1.91 %              1.90 %     1.99 %
  Net interest income to non-interest
     expense (1)                                        1.95 x      1.97 x              2.00 x     1.90 x
  Average interest-earning assets to
     average interest-bearing liabilities             109.11 %    109.65 %            108.70 %   109.63 %
  Efficiency ratio (1)                                 43.12 %     43.66 %             42.24 %    43.70 %


  Asset Quality Ratios:
  Non-performing assets to total assets                 0.07 %      0.12 %              0.07 %     0.12 %
  Allowance for loan losses to
     total loans                                        0.87 %      0.94 %              0.87 %     0.94 %
  Allowance for loan losses to
     classified loans                                 459.55 %    383.37 %            459.55 %   383.37 %
  Allowance for loan losses to
     non-performing loans                             904.99 %    587.20 %            904.99 %   587.20 %


  Capital Ratios:
  Average shareholders' equity to
     average assets                                    10.63 %     10.76 %             10.53 %    10.87 %
  Shareholders' equity to assets
     at period end                                     10.64 %     10.91 %             10.64 %    10.91 %

  (1) Ratio is annualized.


                                                     Three months ended            Twelve months ended
                                                        September 30,                  September 30,
                                                        -------------                  -------------
                                                      2005       2004                 2005       2004
                                                      ----       ----                 ----       ----
                                                                      (In Thousands)
Selected Average Balances:
   Total assets                                  $ 2,962,287 $ 2,609,767         $ 2,866,124  $ 2,503,862
   Interest earning assets                         2,837,158   2,508,637           2,747,786    2,411,568
   Gross loans                                     2,246,943   1,875,292           2,084,792    1,747,201
   Stockholders' equity                              314,825     280,903             301,764      272,264
   Deposits                                        2,001,917   1,731,544           1,951,760    1,663,438

Asset Quality:
   Nonaccrual loans                                    2,182       3,032               2,182        3,032
   Net loan charge-offs (recoveries)                       7           2                 (31)          49

Loan Originations:
   Residential                                       277,241     178,653             964,626      750,422
   Commercial Real Estate                             61,613      69,062             269,275      244,206
   Consumer                                           51,594      41,134             192,332      162,583
   Commercial Business                                14,539      12,935              62,134       49,189

Loan Sales:                                           45,308      24,285             123,531       95,403

HARBOR FLORIDA BANCSHARES, INC.

                                                                            For the three months ended
                                                                            --------------------------
                                                          Sept. 30,      June 30,    Mar. 31,    Dec. 31,    Sept. 30,
                                                            2005           2005       2005         2004         2004
                                                            ----           ----       ----         ----         ----
                                                                      (In Thousands Except Per Share Data)
Selected Consolidated Operating Data:
  Interest income                                        $ 44,158       $ 42,481    $ 39,916   $ 38,330     $ 36,843
  Interest expense                                         15,971         14,447      12,841     12,805       12,385
                                                           ------         ------      ------     ------       ------
  Net interest income                                      28,187         28,034      27,075     25,525       24,458
  Provision for loan losses                                   464            463         538        450          350
                                                           ------         ------      ------     ------       ------

  Net interest income after provision for loan losses      27,723         27,571      26,537     25,075       24,108
  Other Income:
    Fees and service charges                                4,639          4,315       4,091      3,672        4,035
    Insurance commissions and fees                            843            899         850        645          863
    Gain on sale of mortgage loans                            656            601         564        468          553
    Gain (loss) on disposal of premises and equipment         476             29          (8)       303            -
    Gain on sale of debt securities                             -             41           -          -            -
    Other                                                      76            171          52         55          107
                                                           ------         ------      ------     ------       ------
  Total other income                                        6,690          6,056       5,549      5,143        5,558
  Other expenses:
    Compensation and benefits                               8,330          8,130       7,828      7,485        7,356
    Occupancy                                               2,187          1,964       1,877      1,795        1,922
    Other                                                   4,144          3,893       3,568      3,198        3,279
                                                           ------         ------      ------     ------       ------
  Total other expenses                                     14,661         13,987      13,273     12,478       12,557
                                                           ------         ------      ------     ------       ------
  Income before income taxes                               19,752         19,640      18,813     17,740       17,109
  Income tax expense                                        7,740          7,701       7,358      6,950        6,002
                                                           ------         ------      ------     ------       ------
  Net income                                             $ 12,012       $ 11,939    $ 11,455   $ 10,790     $ 11,107
                                                           ======         ======      ======     ======       ======

  Net income per share:
    Basic                                                $   0.52       $   0.52    $   0.50   $   0.48     $   0.49
    Diluted                                              $   0.51       $   0.51    $   0.49   $   0.46     $   0.48

HARBOR FLORIDA BANCSHARES, INC.


                                                                        Three months ended September 30,
                                                                        --------------------------------
                                                                     2005                                  2004
                                                                     ----                                  ----
                                                    Average       Interest &     Yield/       Average    Interest &     Yield/
                                                    Balance        Dividend      Rate        Balance     Dividend       Rate
                                                    -------        --------      ----        -------     --------       ----
                                                                            (Dollars in Thousands)
Analysis of Net Interest Income:
    Assets:
    Interest-earning assets:
        Interest-bearing deposits                 $   23,937    $      205        3.35 %   $    8,841  $       28        1.26 %
        Investment securities                        161,584         1,141        2.82        167,862       1,086        2.59
        Mortgage-backed securities                   404,694         3,829        3.78        456,642       4,434        3.88
        Mortgage loans                             1,922,884        32,930        6.84      1,600,123      26,545        6.63
        Other loans                                  324,059         6,053        7.41        275,169       4,750        6.87
                                                   ---------     ---------   ---------      ---------   ---------   ---------
    Total interest-earning assets                  2,837,158        44,158        6.21      2,508,637      36,843        5.87
                                                                 ---------   ---------                  ---------   ---------
    Total noninterest-earning assets                 125,129                                  101,130
                                                   ---------                                ---------
    Total assets                                   2,962,287                                2,609,767
                                                   =========                                =========

    Liabilities and Stockholders' Equity:
    Interest-bearing liabilities
        Deposits:
          Transaction accounts                    $  822,188    $    1,414        0.68 %   $  710,022  $      769        0.43 %
          Passbook savings                           187,936           197        0.42        165,489         113        0.27
          Official checks                             22,312             0           0         16,305           0           0
          Certificate accounts                       969,481         7,707        3.15        839,728       5,281        2.50
                                                   ---------     ---------   ---------      ---------   ---------   ---------
          Total deposits                           2,001,917         9,318        1.85      1,731,544       6,163        1.42
        FHLB advances                                598,285         6,653        4.35        555,224       6,209        4.38
        Other borrowings                                   0             0        0.00          1,003          13        5.24
                                                   ---------     ---------   ---------      ---------   ---------   ---------
    Total interest-bearing liabilities             2,600,202        15,971        2.42      2,287,771      12,385        2.14
                                                                 ---------   ---------                  ---------   ---------
    Noninterest-bearing liabilities                   47,260                                   41,093
                                                   ---------                                ---------
    Total liabilities                              2,647,462                                2,328,864
    Stockholders' equity                             314,825                                  280,903
                                                   ---------                                ---------
    Total liabilities and
        stockholders' equity                      $2,962,287                               $2,609,767
                                                   =========                                =========
    Net interest income/
        interest rate spread                                    $   28,187        3.79 %               $   24,458        3.73 %
                                                                 =========   =========                  =========   =========
    Net interest-earning assets/
        net  interest margin                      $  236,956                      3.99 %   $  220,866                    3.92 %
                                                   =========                 =========      =========               =========
    Interest-earning assets to
        interest-bearing liabilities                                            109.11 %                               109.65 %
                                                                             =========                              =========

HARBOR FLORIDA BANCSHARES, INC.


                                                                          Twelve  months ended September 30,
                                                                          ----------------------------------
                                                                    2005                                       2004
                                                                    ----                                       ----
                                                     Average      Interest &       Yield/      Average       Interest &     Yield/
                                                     Balance      Dividend          Rate       Balance       Dividend        Rate
                                                     -------      --------          ----       -------       --------        ----
                                                                                (Dollars in Thousands)
Analysis of Net Interest Income:
    Assets:
    Interest-earning assets:
        Interest-bearing deposits                 $   46,454    $    1,117          2.40 %   $   10,042    $      101        1.00 %
        Investment securities                        173,747         4,888          2.81        219,452         5,664        2.58
        Mortgage-backed securities                   442,793        16,901          3.82        434,873        17,154        3.94
        Mortgage loans                             1,783,844       120,208          6.74      1,493,576       101,866        6.82
        Other loans                                  300,948        21,771          7.23        253,625        17,300        6.82
                                                   ---------     ---------     ---------      ---------     ---------   ---------
    Total interest-earning assets                  2,747,786       164,885          6.00      2,411,568       142,085        5.89
                                                                 ---------     ---------                    ---------   ---------
    Total noninterest-earning assets                 118,338                                     92,294
                                                   ---------                                  ---------
    Total assets                                   2,866,124                                  2,503,862
                                                   =========                                  =========

    Liabilities and Stockholders' Equity:
    Interest-bearing liabilities
        Deposits:
          Transaction accounts                    $  839,707    $    4,836          0.58 %   $  666,018    $    2,697        0.41 %
          Passbook savings                           192,115           657          0.34        154,924           412        0.27
          Official checks                             22,254             0             0         15,956             0           0
          Certificate accounts                       897,684        25,282          2.82        826,540        20,615        2.49
                                                   ---------     ---------     ---------      ---------     ---------   ---------
          Total deposits                           1,951,760        30,775          1.58      1,663,438        23,724        1.43
        FHLB advances                                575,926        25,273          4.39        535,382        23,651        4.42
        Other borrowings                                 276            17          6.26            875            51        5.79
                                                   ---------     ---------     ---------      ---------     ---------   ---------
    Total interest-bearing liabilities             2,527,962        56,065          2.22      2,199,695        47,246        2.16
                                                                 ---------     ---------                    ---------   ---------
    Noninterest-bearing liabilities                   36,400                                     31,903
                                                   ---------                                  ---------
    Total liabilities                              2,564,362                                  2,231,598
    Stockholders' equity                             301,764                                    272,264
                                                   ---------                                  ---------
    Total liabilities and
      stockholders' equity                        $2,866,126                                 $2,503,862
                                                   =========                                  =========
    Net interest income/
      interest rate spread                                      $  108,820          3.78 %                 $   94,659        3.73 %
                                                                 =========     =========                    =========   =========

    Net interest-earning assets/
      net interest margin                         $  219,825                        3.96 %   $  211,873                      3.93 %
                                                   =========                   =========      =========                 =========
    Interest-earning assets
      interest-bearing liabilities                                                108.70 %                                 109.63 %
                                                                               =========                                =========